SUB-ITEM 77Q1(A)

Amendment to the Declaration of Trust

An Amendment, dated April 14, 2016, to the Amended and Restated Declaration of Trust of MFS Variable Insurance Trust II, dated August 12, 2003, is contained in Post-Effective Amendment No. 59 to the Registration Statement of MFS Variable Insurance Trust II (File Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 28, 2016, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.